Exhibit 4.6

FIRST SUPPLEMENTAL INDENTURE

FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of March 26, 2026, among WOLFSPEED, INC., a Delaware corporation (the “Issuer”), the SUBSIDIARY GUARANTOR party hereto (the “Subsidiary Guarantor”) and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as trustee (in such capacity, the “Trustee”) and collateral agent (in such capacity, the “Collateral Agent”) under the Indenture referred to below.

W I T N E S S E T H :

WHEREAS, the Issuer has heretofore executed and delivered to the Trustee and the Collateral Agent an indenture, dated as of September 29, 2025 (the “Existing Indenture”, and as supplemented by this Supplemental Indenture, and as further amended, supplemented or otherwise modified from time to time after the date hereof, the “Indenture”), governing the Issuer’s outstanding 7.00%/12.00% Second Lien Senior Secured PIK Toggle Notes due 2031 (the “2L Non-Convertible Notes” or the “Notes”);

WHEREAS, pursuant to Section 8.01(C) of the Existing Indenture, the Existing Indenture may be amended and provisions of the Existing Indenture may be waived, in each case pursuant to a supplemental indenture entered into by the Issuer, the Subsidiary Guarantor and the Trustee and the Collateral Agent without the consent of any Holders;

WHEREAS, the Issuer has informed the Trustee of its intention to add to a covenant of the Issuer for the benefit of the Holders;

WHEREAS, in connection with the foregoing, the Issuer and the Subsidiary Guarantor have requested amendments to certain provisions of the Existing Indenture, as more fully set forth herein;

WHEREAS, the entry into this Supplemental Indenture has been duly authorized by resolutions adopted by the Board of Directors of the Issuer;

WHEREAS, pursuant to Section 8.01 and Section 8.07 of the Existing Indenture, the Note Parties, the Trustee and the Collateral Agent are authorized to execute and deliver this Supplemental Indenture;

WHEREAS, the Issuer has complied with all conditions precedent and covenants in the Existing Indenture relating to the execution and delivery of this Supplemental Indenture and has delivered to the Trustee and Collateral Agent an Officer’s Certificate and Opinion of Counsel with respect thereto; and

WHEREAS the Issuer has requested that the Trustee and the Collateral Agent execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Note Parties, the Trustee and the Collateral Agent mutually covenant and agree for the equal and ratable benefit of the holders of the Notes and any additional Notes that may be issued after the date hereof in accordance with the Indenture as follows:

1. Defined Terms. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to them in the Indenture. The rules of interpretation set forth in the Indenture shall be applied hereto as if set forth in full herein.

2. Amendment to Existing Indenture. The dollar amount of $1,385,131,140 displayed in Section 3.12(B)(xviii)(a)(x) of the Existing Indenture is hereby reduced to be an amount equal to $1,332,016,502.

3. Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Existing Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Noteholder heretofore or hereafter authenticated and delivered shall be bound hereby.

4. Reaffirmation. Each of the Note Parties (i) hereby consents to the modification to the Existing Indenture pursuant to this Supplemental Indenture and the transactions contemplated thereby and (ii) hereby confirms its respective guarantees, pledges, grants of security interests and other obligations, as applicable, under and subject to the terms of each of the Note Documents to which it is party, and (iii) agrees that, notwithstanding the effectiveness of this Supplemental Indenture or any of the transactions contemplated thereby, such guarantees, pledges, grants of security interests and other obligations, and the terms of each of the Note Documents to which it is a party, are not impaired or adversely affected in any manner whatsoever and shall continue to be in full force and effect and shall continue to guaranty and secure in accordance with their respective terms all of the Note Obligations as amended, restated, increased and/or extended. In furtherance of the foregoing, each Note Party (a) does hereby continue to grant to the Collateral Agent, for the benefit of the Secured Parties, a security interest in all collateral (howsoever defined) described in any Security Document as security for the Note Obligations, as amended, restated, increased and/or extended pursuant to this Supplemental Indenture and (b) subject to the guarantee limitations provided in the Note Documents, does hereby continue to jointly and severally, unconditionally, absolutely, continually and irrevocably guarantee to the Trustee for the benefit of the Secured Parties the payment and performance in full of the Note Obligations.

5. Effectiveness. This Supplemental Indenture will not be effective or binding until the satisfaction of the following conditions:

(a)	The Trustee shall have received copies of the following, each in agreed form and executed by each of the applicable parties thereto:

(i)	this Supplemental Indenture by each of the Note Parties; and

(ii)

the Officer’s Certificate (and related authorizing resolutions) of the Issuer and the Subsidiary Guarantor and an Opinion of Counsel pursuant to Sections 8.07, 13.02 and 13.03 of the Existing Indenture.

6. Governing Law. THIS SUPPLEMENTAL INDENTURE AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSES OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

7. Trustee and Collateral Agent Make No Representation / Reliance. In entering into this Supplemental Indenture, the Trustee and the Collateral Agent (a) have relied upon the certifications, statements and opinions set forth in the Officer’s Certificate and the Opinion of Counsel, and (b) shall be entitled to the benefit of every provision of the Indenture relating to the conduct of, affecting the liability of or affording protection to the Trustee or the Collateral Agent, as applicable, whether or not elsewhere herein so provided. Neither the Trustee nor the Collateral Agent makes any representation as to the validity or sufficiency of this Supplemental Indenture. Neither the Trustee nor the Collateral Agent assumes responsibility for the correctness of (i) the recitals, statements, or representations contained herein, which shall be taken as statements and representations of the Issuer, or (ii) the statements, representations or opinions, as applicable, contained in the Officer’s Certificate and the Opinion of Counsel.

8. Counterparts. This Supplemental Indenture may be executed in two or more counterparts, each of which shall constitute an original but all of which, when taken together, shall constitute but one contract, and shall become effective when it shall have been executed by the Note Parties, the Trustee and the Collateral Agent and when the Trustee shall have received copies hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the Note Parties, the Trustee, the Collateral Agent and each Noteholder Party and their respective permitted successors and assigns. Delivery of an executed counterpart to this Supplemental Indenture by facsimile transmission (or other electronic transmission) shall be as effective as delivery of a manually signed original.

9. Note Documents. This Supplemental Indenture and all other fee or engagement letters, documents, certificates, instruments or agreements executed and delivered by or behalf of a Note Party for the benefit of any Secured Party, any Agent or any other person in connection herewith shall be Note Documents and all references to a “Note Document” in the Indenture and the other Note Documents shall be deemed to include each of the foregoing.

10. Effect of Headings. Section headings used herein are for convenience of reference only, are not part of this Supplemental Indenture and are not to affect the construction of, or to be taken into consideration in interpreting, this Supplemental Indenture.

11. Severability. In the event any one or more of the provisions contained in this Supplemental Indenture should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

WOLFSPEED, INC.

By:	/s/ Karl Steffen
Name: Karl Steffen
Title: Vice President and Treasurer

SUBSIDIARY GUARANTOR:

WOLFSPEED TEXAS LLC

By:	/s/ Melissa Garrett
Name: Melissa Garrett
Title: Secretary

[Signature Page to First Supplemental Indenture]

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, SOLELY IN ITS CAPACITIES AS TRUSTEE AND COLLATERAL AGENT

By:	/s/ Wally Jones
Name: Wally Jones
Title: Vice President

[Signature Page to First Supplemental Indenture]